Exhibit 99.1

FOR IMMEDIATE RELEASE

FRIENDFINDER NETWORKS INC. REPORTS FINANCIAL RESULTS FOR

FOURTH QUARTER AND YEAR END 2011

- Live Interactive Video revenue increased 7% year- over- year to $81.6 million

- Premium Content revenue increased 7% year-over-year to $5.2 million

- Repaid $87.6 million in outstanding debt since December 31, 2010, including $7.5 million in February 2012

(Sunnyvale, CA – March 29, 2012) FriendFinder Networks Inc. (NasdaqGM: FFN), a leading internet and technology company providing services in the rapidly expanding markets of social networking and web-based video sharing, today announced financial results for the fourth quarter and year ended December 31, 2011.

“FriendFinder Networks continues to diligently execute against our previously announced new business plan.  I am pleased to report specific pockets of success during the early stages of our implementation,” commented FriendFinder Networks Chief Executive Officer, Marc Bell.  “Live Interactive Video websites, for example, as a result of improved resource allocation, delivered its eighth consecutive quarter of year-over-year revenue increases in the fourth quarter.  In addition, revenue attributable to Penthouse.com and other premium content websites exhibited positive year-over-year revenue improvements during the quarter.”

Mr. Bell continued, “Entering 2012, I am confident in FriendFinders’ ability to improve its operational results.  Over the past 15 months, we have repaid $87.6 million in outstanding debt.  In January, we also successfully lowered our cost structure, reducing our operating expenses by $10 million per year on an annualized basis. And just this week, we successfully renegotiated the terms of our long-term senior debt allowing us to more effectively run our business.  Operationally, efforts by each of our business units are well underway to execute individual business plans benchmarked against specific milestone achievements.”

“While I am pleased to highlight these specific improvements, I also need to address a number of challenges.  Although we experienced incremental improvements during the quarter in Europe, we continue to encounter strong headwinds as we work to introduce additional product offerings and payment options to address low user conversion and transaction acceptance rates.  Our decision to scale-back our current activities will allow us to concentrate our efforts on markets that provide us with the best near-term opportunity to maintain our market share and grow our business.”

Mr. Bell added, “It is my great pleasure to announce that our Chief Operating Officer, Anthony Previte, will take on the additional role of President, effective March 30, 2012 as I transition him to Chief Executive Officer, effective July 1, 2012.  Anthony has served as COO of FriendFinder for the past four years and is poised to successfully assume the expanded responsibilities his new role will require.  I will continue to dedicate a substantial portion of my time to the Company as Co-Chairman and Chief Strategy Officer.  Anthony and I have worked together for many years both at FriendFinder and before, and I can’t think of a better person to continue my legacy here at FriendFinder.  After ten years of commuting to the West coast, I have decided that it is time for a change and Anthony has earned and deserves the privilege of becoming FriendFinder’s next Chief Executive Officer.”

Mr. Bell concluded, “One of the things we have been working on is finding the right people to join our Board of Directors.  We are very excited that Donald Johnson, Steven Rattner and Kai Shing Tao have agreed to join our Board of Directors, effective immediately.  They bring a wealth of expertise from their diverse backgrounds that we are sure will make positive contributions to the Company’s success.”

Fourth Quarter Financial Results

Revenue for the fourth quarter of 2011 was $81.7 million. Revenue was negatively impacted by a decrease in traffic and a decline in new subscribers and renewal orders primarily in European markets. The weakness in social networking revenue was partially offset by an increase in live interactive video and premium content.

Gross profit for the fourth quarter of 2011 was $53.5 million. Gross profit was negatively impacted by lower renewals on our social networking websites.

Income from operations for the fourth quarter of 2011 was $9.7 million. Income from operations was negatively impacted by a lower gross margin and an increase in product development, selling and marketing, and general and administrative expenses. The increase in these expenses was primarily due to an increase in headcount across the Company as it develops its business units and general and administrative expenses related to stock compensation expense.  In January 2012, the Company took measures to reduce its overhead by an estimated $10 million on an annualized basis.

Net loss for the fourth quarter of 2011 was ($10.2 million), or ($0.42) per share.

Adjusted EBITDA for the fourth quarter of 2011 was $18.9 million.

Full Year Financial Results

Revenue for the year ended December 31, 2011 was $331.3 million.

Gross profit for the year ended December 31, 2011 was $223.3 million.

Income from operations for the year ended December 31, 2011 was $62.1 million.

Net loss for the year ended December 31, 2011 was ($31.1 million), or ($1.28) per share.

Adjusted EBITDA for the year ended December 31, 2011 was $92.9 million.

Balance Sheet, Cash and Debt

As of December 31, 2011, the Company had cash and cash equivalents of $34.5 million, compared to $42.0 million at December 31, 2010.  As of December 31, 2011, the Company had outstanding principal debt of $505 million.  On February 4, 2012, the Company paid down $7.5 million of New First Lien Notes and Cash Pay Second Lien Notes. Free Cash Flow per Share was $0.56 and $2.39 for the fourth quarter and year ended December 31, 2011, respectively.

Full Year 2012 Outlook and Financial Guidance

The Company is focused on a number of initiatives in 2012 that will require investments in the first half of the year to drive revenue growth in the second half of the year.  These investments will primarily be focused on customer acquisition and infrastructure improvements.  The Company is developing a new platform for casual dating sites that will allow for better control of real-time advertising, more segmented advertising and an improved client user interface.  Management anticipates the launch of this new platform in the second quarter. The Company is also in the process of re-launching four of its PG sites; the first site, BigChurch.com, has already been re-launched successfully.

The Company expects to generate between $340 and $350 million of revenue for the full year ended December 31, 2012. This represents year-over-year revenue growth of 2.6% to 5.6%.  The Company expects to generate between $75 and $80 million in adjusted EBITDA for the full year ended December 31, 2012.

Conference Call Information

Management will host a conference call to discuss the results at 4:30 PM EDT on Thursday, March 29, 2012. Participants should call 800-499-7921 (United States/Canada) or 719-325-2476 (International).

A telephonic replay will be available for anyone unable to participate in the live call. To access the replay, call 877-870-5176 (United States/Canada) or 858-384-5517 (International) and enter confirmation code 3182481.  The recording will be available on March 29, 2012 at 7:30 PM EDT through Thursday, April 12, 2012 at 11:59 PM EDT.

Non-GAAP Financial Measures

Management believes that certain non-GAAP financial measures of earnings before deducting net interest expense, income taxes, depreciation and amortization, or EBITDA, and Adjusted EBITDA are helpful financial measures as investors, analysts and others frequently use EBITDA and Adjusted EBITDA in the evaluation of other companies in FriendFinder Networks Inc.’s industry. For example, these measures eliminate one-time adjustments made for accounting purposes in connection with the Company’s Various acquisition in order to provide information that is directly comparable to its historical and current financial statements.  For more information regarding the Company’s acquisition of Various, please refer to the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Our History.” in the Form 10-K for the year ended December 31, 2011.

These non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in FriendFinder Networks Inc.’s industry, as other companies in FriendFinder Networks Inc.’s industry may calculate such financial measures differently, particularly as it relates to nonrecurring, unusual items.  The Company’s non-GAAP financial measures of EBITDA, Adjusted EBITDA and Free Cash Flow per Common Share are not measurements of financial performance under GAAP and should not be considered as alternatives to cash flow from operating activities or as measures of liquidity or as alternatives to net income or as indications of operating performance or any other measure of performance derived in accordance with GAAP.

Management derived EBITDA and Adjusted EBITDA for the three months and full year ended December 31, 2011 and 2010 using the adjustments shown in the attached table.  Free Cash Flow per Common Share was derived by subtracting capital expenditures and cash interest from Adjusted EBITDA and dividing the result by the weighted average shares outstanding for the period.

SAFE HARBOR

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.

Additional information concerning these and other risk factors is contained in the Company's most recent filings with the SEC, including its Form 10-K for the year ended December 31, 2011.  All subsequent written and oral forward-looking statements concerning the Company are expressly qualified in their entirety by the cautionary statements above and subject to such risk factors discussed in the Company’s recent SEC filings.  The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

ABOUT FRIENDFINDER NETWORKS INC.

FriendFinder Networks Inc. (www.FFN.com) is an internet-based social networking and technology company operating several of the most heavily visited websites in the world, including AdultFriendFinder.com, Amigos.com, AsiaFriendFinder.com, Cams.com, FriendFinder.com, BigChurch.com and SeniorFriendFinder.com. FriendFinder Networks Inc. also produces and distributes original pictorial and video content and engages in brand licensing.

Investor Contact for FriendFinder Networks Inc.

Jeffrey Goldberger / Rob Fink

KCSA Strategic Communications

212.896.1206 or jgoldberger@kcsa.com / rfink@kcsa.com

Media Contact for FriendFinder Networks Inc.

Lindsay Trivento

Director, Corporate Communications

561.912.7010 or ltrivento@ffn.com

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash	$23,364	$34,585
Restricted cash	11,177	7,385
Accounts receivable, less allowance for doubtful accounts of $1,155 and $2,236, respectively	8,939	9,886
Inventories	822	1,028
Prepaid expenses	5,645	4,534
Deferred tax asset	4,405	5,522
Total current assets	54,352	62,940
Film costs, net	4,105	4,312
Property and equipment, net	7,830	6,666
Goodwill	332,292	326,540
Domain names	56,093	55,890
Trademarks	6,613	9,213
Other intangible assets, net	16,920	29,134
Deferred debt costs, net	11,754	22,336
Deferred offering costs	−	13,267
Other assets	3,405	2,519
	493,364	$532,817
LIABILITIES
Current liabilities:
Current installment of long-term debt, net of unamortized discount of $260 and $744, respectively	8,270	15,009
Accounts payable	11,324	9,481
Accrued expenses and other liabilities	68,930	65,420
Deferred revenue	42,299	48,302
Total current liabilities	130,823	138,212
Deferred tax liability	28,310	30,275
Long-term debt, net of unamortized discount of $34,170 and $31,935, respectively	462,515	510,551
Liability related to warrants	−	3,559
Total liabilities	621,648	682,597
Commitments and contingencies (Notes Q and R)
STOCKHOLDERS’ DEFICIENCY
Preferred stock, $0.001 par value — authorized 22,500,000 shares; issued and outstanding no shares in 2011, 10,211,556 shares in 2010,
Series A Convertible Preferred Stock $0.001 per share — authorized 2,500,000 shares; issued and outstanding, 0 in 2011, 1,766,703 shares in 2010 (liquidation preference $21,000)	−	2
Series B Convertible Preferred Stock $0.001 per share — authorized 10,000,000 shares; issued and outstanding, 0 in 2011, 8,444,853 shares in 2010 (liquidation preference $5,000)	−	8
Common stock, $0.001 par value — authorized 125,000,000 shares in 2011 and 2010
Common stock voting — authorized 112,500,000 shares, issued and outstanding 31,219,644 shares in 2011 and 6,517,746 in 2010.	31	6
Series B common stock non-voting — authorized 12,500,000 shares; issued and outstanding 0 shares in 2011 and 1,839,825 shares in 2010.	−	2
Capital in excess of par value	133,734	80,823
Accumulated deficit	(261,764)	(230,621)
Accumulated other comprehensive loss	(285)	−
Total stockholders’ deficiency	(128,284)	(149,780)
	$493,364	$532,817

FRIENDFINDER NETWORKS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Year Ended December 31,
	2011	2010	2009
Net revenue
Service	$311,412	$324,211	$309,033
Product	19,924	21,786	18,659
Total	331,336	345,997	327,692
Cost of revenue
Service	92,996	97,959	78,627
Product	15,067	12,531	13,070
Total	108,063	110,490	91,697
Gross profit	223,273	235,507	235,995
Operating expenses:
Product development	16,885	12,834	13,500
Selling and marketing	32,265	37,258	42,902
General and administrative	89,275	79,855	76,863
Amortization of acquired intangibles and software	16,199	24,461	35,454
Depreciation and other amortization	3,998	4,704	4,881
Impairment of other intangible assets	2,600	4,660	4,000
Total operating expenses	161,222	163,772	177,600
Income from operations	62,051	71,735	58,395
Interest expense, net of interest income	(85,989)	(88,508)	(92,139)
Other finance expenses	—	(4,562)	—
Interest related to VAT liability not charged to customers	(1,808)	(2,293)	(4,205)
Net loss on extinguishment and modification of debt	(7,312)	(7,457)	(7,240)
Foreign exchange gain (loss), principally related to VAT liability not charged to customers	516	610	(5,530)
Gain on settlement of VAT liability not charged to customers	—	—	232
Gain on elimination of liability for United Kingdom VAT not charged to customers	—	—	1,561
Change in fair value of acquisition related contingent consideration	(920)	—	—
Gain on liability related to warrants	391	38	2,744
Other non-operating expenses, net	(4,544)	(13,202)	(366)
Loss before income tax benefit	(37,615)	(43,639)	(46,548)
Income tax benefit	(6,472)	(486)	(5,332)
Net loss	$(31,143)	$(43,153)	$(41,216)
Net loss per common share — basic and diluted	$(1.28)	$(3.14)	$(3.00)
Weighted average shares outstanding — basic and diluted	24,249	13,735	13,735

Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA

(IN THOUSANDS)

	Consolidated Data
	Quarter Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010
	(in thousands)
GAAP net loss	$(10,205)	$(23,675)	$(31,143)	$(43,153)
Add: Interest expense, net	20,892	19,381	85,989	88,508
(Subtract): Income tax provision (benefit)	(930)	(267)	(6,472)	(486)
Add: Amortization of acquired intangible assets and software	4,293	5,668	16,199	24,461
Add: Depreciation and other amortization	730	1,148	3,998	4,704
EBITDA	$14,780	$2,255	$68,571	$74,034

Add: Impairment of other intangible assets	$2,600	$4,660	$2,600	$4,660
Add: Broadstream arbitration provision	—	13,000	7,050	13,000
Add (subtract): Loss (gain) related to VAT liability not charged to customers	(626)	588	2,306	1,895
Add: Net Loss on extinguishment and modification of debt	—	7,457	7,312	7,457
Add: Other finance expenses	—	4,562	—	4,562
Add: Stock compensation expense…………………	1,183	—	3,737	—
Add: Acquisition related contingent consideration……………………………..	920	—	920	—
Add: Severance costs………………………………………	—	—	388	—
Adjusted EBITDA	$18,857	$32,522	$92,884	$105,608

Internet Segment Historical Operating Data

	2010					2011
	Three Months Ended				12 Months Ended	Three Months Ended				12 Months Ended
	03/31/10	06/30/10	09/30/10	12/31/10	12/31/10	03/31/11	06/30/11	09/30/11	12/31/11	12/31/11
Adult Websites
New Members	9,473,577	9,290,268	9,865,859	11,500,360	40,130,064	10,086,093	9,064,405	9,812,584	9,694,121	38,657,203
Beginning Subscribers	940,444	988,474	992,936	979,819	940,444	950,705	920,545	857,733	849,669	950,705
New Subscribers	498,106	461,674	442,598	402,291	1,804,669	423,530	380,456	406,261	385,489	1,595,736
Terminations	450,076	457,212	455,715	431,405	1,794,408	453,690	443,268	414,325	407,430	1,718,713
Ending Subscribers	988,474	992,936	979,819	950,705	950,705	920,545	857,733	849,669	827,728	827,728

Conversion of Members to Subscribers	5.3%	5.0%	4.5%	3.5%	4.5%	4.2%	4.2%	4.1%	4.0%	4.1%
Churn	15.6%	15.4%	15.4%	14.9%	15.8%	16.2%	16.6%	16.2%	16.2%	16.1%
ARPU	$20.27	$19.36	$19.74	$19.62	$20.39	$19.91	$20.49	$20.86	$20.53	$20.21
CPGA	$53.75	$50.82	$42.09	$41.51	$47.41	$43.65	$41.65	$45.21	$45.49	$44.02
Average Lifetime Net Revenue per Subscriber	$76.57	$75.00	$86.08	$90.17	$81.54	$79.56	$81.62	$83.76	$81.31	$81.45
Net Revenue (in millions)	58.7	57.5	58.4	56.8	231.4	55.9	54.6	53.4	51.7	215.6

General Audience Websites
New Members	2,301,300	2,689,654	2,403,481	1,918,518	9,312,953	1,738,049	1,849,003	1,463,706	1,244,031	6,294,789
Beginning Subscribers	57,426	58,431	58,036	57,613	57,426	53,194	47,552	48,411	46,336	53,194
New Subscribers	31,127	28,599	29,670	25,292	114,688	22,489	26,663	25,710	22,378	97,240
Terminations	30,122	28,994	30,093	29,711	118,920	28,131	25,804	27,785	24,195	105,915
Ending Subscribers	58,431	58,036	57,613	53,194	53,194	47,552	48,411	46,336	44,519	44,519

Conversion of Members to Subscribers	1.4%	1.1%	1.2%	1.3%	1.2%	1.3%	1.4%	1.8%	1.8%	1.5%
Churn	17.3%	16.6%	17.3%	17.9%	17.9%	18.6%	17.9%	19.6%	17.8%	18.1%
ARPU	$21.03	$20.40	$19.07	$19.40	$20.72	$19.78	$18.39	$19.99	$18.67	$18.80
CPGA	$30.04	$31.49	$27.92	$27.40	$29.27	$29.28	$22.49	$30.10	$31.75	$28.21
Average Lifetime Net Revenue per Subscriber	$91.31	$91.41	$81.99	$81.15	$86.37	$76.99	$80.11	$72.13	$73.43	$75.86
Net Revenue (in millions)	3.7	3.6	3.3	3.2	13.8	3.0	2.6	2.8	2.5	11.0

Live Interactive Video Websites
Total Minutes	8,473,087	8,773,870	9,123,192	9,089,690	35,459,839	8,766,558	8,443,523	8,781,261	8,931,611	34,922,953
Average Revenue per Minute	$2.14	$2.10	$2.15	$2.20	$2.15	$2.19	$2.46	$2.36	$2.34	$2.34
Net Revenue (in millions)	18.2	18.5	19.7	20.0	76.3	19.2	20.7	20.7	20.9	81.6